Exhibit 99.2

Execution Version

AMENDMENT NO. 3 TO CREDIT AGREEMENT

AMENDMENT NO. 3 (this “Amendment”) dated as of April 27, 2012, by and among YRCW Receivables LLC (the “Borrower”) and the financial institutions listed on the signature pages hereof, with respect to that certain Credit Agreement dated as of July 22, 2011 by and among the Borrower, the Servicer, the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent (as amended, amended and restated, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendment to Credit Agreement. Upon the occurrence of the Amendment Effective Date (as defined in Section 2 below), the Credit Agreement is hereby amended as follows:

(a) Section 1.01 of the Credit Agreement is amended by adding (in appropriate alphabetical order), the following defined term:

“Other Term Lenders” means any Lender that holds an Other Term Commitment or Other Term Loans at such time.

(b) The first paragraph of the definition of “Consolidated EBITDA” appearing in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Consolidated EBITDA” shall mean Consolidated Net Income plus, to the extent deducted from revenues in determining Consolidated Net Income, without duplication, (a) Consolidated Interest Expense, (b) expense for taxes paid or accrued, (c) depreciation (including that applied to the Company’s equity method investments), (d) amortization (including that applied to the Company’s equity method investments), (e) extraordinary, non-cash charges, expenses or losses incurred other than in the ordinary course of business, (f) non-recurring (including non-recurring and unusual) non-cash charges, expenses or losses (including non-cash impairment charges) incurred other than in the ordinary course of business, (g) non-cash expenses related to stock based compensation or stock appreciation rights, (h) the actual aggregate amount of transaction and restructuring professional fees paid by the Company and its subsidiaries in and during such four fiscal quarters, (i) to the extent applicable charges, expenses and losses incurred in respect of the transaction consummated pursuant to the Project Delta Purchase Agreement (as defined in the YRCW Amended Term Loan as in effect on the Effective Date), (j) current and deferred financing, legal and accounting costs with respect to the Company’s indebtedness that are charged to non-interest expense on the Company’s income statement in accordance with GAAP, (k) fees, costs and expenses required to be paid in connection that certain Amendment No. 3 to the Credit Agreement dated as of April 27, 2012 and contemporaneous amendment to the definitive documentation evidencing the YRCW Amended Term Loan, including without limitation any fees, costs and expenses required to be paid as result thereof under the terms of the Contribution Deferral Agreement minus, to the extent included in Consolidated Net Income, (l) interest income, (m) income tax credits and refunds (to the extent not netted from tax expense), (n) any cash payments made during such period in respect of items described in clauses (e), (f) or (g) above subsequent to the fiscal quarter in which the relevant non-cash expenses or losses were incurred, (o) any income or gains resulting from the early retirement, redemption, defeasance, repayment or similar actions in respect of Indebtedness, (p) extraordinary, unusual or non-recurring income or gains realized other than in the ordinary course of business, all calculated for the Company and its subsidiaries in accordance with GAAP on a consolidated basis.

(c) The definition of “Term B Commitment” is hereby amended by adding the following sentence at the end thereof: “Unless the context shall otherwise require, the term “Term B Commitment” shall include any Other Term Commitment.”

(d) The definition of “Term B Lender” is hereby amended by adding the following sentence at the end thereof: “Unless the context shall otherwise require, the term “Term B Lender” shall include any Other Term Lender.”

(e) The definition of “Term B Loan” is hereby amended by adding the following sentence at the end thereof: “Unless the context shall otherwise require, the term “Term B Loan” shall include any Other Term Loan.”

(f) Section 7(r) of the Credit Agreement is hereby restated in its entirety to read as follows:

(r) Consolidated EBITDA of the Company and its subsidiaries for any four consecutive fiscal quarter period ending on the date set forth below is less than the amount set forth opposite such period:

Four Consecutive Fiscal Quarter Period Ending	Minimum Consolidated EBITDA
September 30, 2011	$125,000,000
December 31, 2011	$125,000,000
March 31, 2012	$160,000,000
June 30, 2012	$145,000,000
September 30, 2012	$155,000,000
December 31, 2012	$170,000,000
March 31, 2013	$200,000,000
June 30, 2013	$235,000,000
September 30, 2013	$260,000,000
December 31, 2013	$275,000,000
March 31, 2014	$300,000,000
June 30, 2014	$325,000,000
September 30, 2014	$355,000,000

2. Conditions of Effectiveness. This Amendment shall become effective as of the date hereof on the date (the “Amendment Effective Date”) that each of the following conditions precedent have been satisfied or waived:

(a) The Administrative Agent shall have received counterparts of this Amendment duly executed by the Borrower and the Required Lenders.

(b) The Administrative Agent shall have received payment from the Borrower, for the account of each Lender that has executed and delivered a counterpart signature page to this Amendment at or prior to 3:00 p.m. (New York City time) on April 27, 2012 (or such later time as the Administrative Agent and the Borrower shall agree), a consent fee (the “Amendment Consent Fee”) in an amount equal to (i) 0.50% of the aggregate outstanding principal amount of Term B Loans and (ii) 0.50% of the sum of (x) the aggregate outstanding principal amount of Term A Loans and (y) the unused Term A Commitment, in each case, of such Lender as of the date hereof. The Amendment Consent Fee shall be payable in immediately available funds and, once paid, such fee or any part thereof shall not be refundable.

(c) The Borrower shall have paid all fees and expenses of the Administrative Agent and its Affiliates (including, without limitation, all previously invoiced, reasonable, out-of-pocket expenses of the Administrative Agent (including, to the extent invoiced, reasonable attorneys’ fees and expenses), in each case to the extent reimbursable under the terms of the Credit Agreement) in connection with this Amendment and the other Transaction Documents.

3. Representations and Warranties of the Borrower. In order to induce the other parties to enter into this Amendment:

(a) The Borrower hereby represents and warrants to the Administrative Agent and the Lenders as follows as of the Amendment Effective Date:

(i) This Amendment and the Credit Agreement, as amended hereby, constitute legal, valid and binding obligations of the Borrower and are enforceable against the Borrower in accordance with their terms except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and subject to general principles of equity.

(ii) After giving effect to the terms of this Amendment, (i) no Termination Event or Incipient Termination Event shall have occurred and be continuing and (ii) the representations and warranties of the Borrower or any other Transaction Party set forth in the Credit Agreement, as amended hereby, or any other Transaction Document are true and correct in all material respects on and as of the date hereof, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects on and as of such earlier date.

4. Reference to and Effect on the Credit Agreement.

(a) Upon the effectiveness hereof, each reference to the Credit Agreement in the Credit Agreement or any other Transaction Document shall mean and be a reference to the Credit Agreement as amended hereby.

(b) Except as specifically amended above, the Credit Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.

5. Release. In further consideration of the execution by the Lenders of this Amendment, to the extent permitted by applicable law, the Borrower, on behalf of itself and each of the other Transaction Parties, and all of the successors and assigns of each of the foregoing (collectively, the “Releasors”), hereby completely, voluntarily, knowingly, and unconditionally releases and forever discharges the Administrative Agent, each of the Lenders, and, in the case of each of the foregoing, each of its members, each of their advisors, professionals and employees, each affiliate of the foregoing and all of their respective permitted successors and assigns (collectively, the “Releasees”), from any and all claims, actions, suits, and other liabilities, including, without limitation, any so-called “lender liability” claims or defenses (collectively, “Claims”), whether arising in law or in equity, which any of the Releasors ever had, now has or hereinafter can, shall or may have against any of the Releasees for, upon or by reason of any matter, cause or thing whatsoever from time to time occurred on or prior to the date hereof, in any way concerning, relating to, or arising from (i) any of the Transactions, (ii) the Obligations, (iii) the Collateral, (iv) the Credit Agreement or any of the other Transaction Documents, (v) the financial condition, business operations, business plans, prospects or creditworthiness of the Borrower or the other Transaction Parties, and (vi) the negotiation, documentation and execution of this Amendment and any documents relating hereto except for Claims determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Releasee (or any of its Related Parties). The Releasors hereby acknowledge that they have been advised by legal counsel of the meaning and consequences of this release.

6. Governing Law. This Amendment shall be construed in accordance with and governed by the law of the State of New York, but after giving effect to federal laws applicable to national banks.

7. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

8. Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Signatures delivered by facsimile or PDF shall have the same force and effect as manual signatures delivered in person.

[Signature Pages Follow]

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

YRCW RECEIVABLES LLC, as the Borrower

By:
Name:
Title:

Name of Lender:

,
as a Lender

By:
Name:
Title:

[FOR LENDERS REQUIRING 2 SIGNATURE BLOCKS:]

By:
Name:
Title:

Signature Page to Amendment No. 3